UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant	☒

Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Amesite Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AMESITE INC.

607 Shelby Street, Suite 700 PMB 214

Detroit, Michigan 48226

(734) 876-8130

SUPPLEMENT TO PROXY STATEMENT FOR THE ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD ON JANUARY 21, 2025

This proxy statement supplement (this “Supplement”) is dated January 2, 2025, and provides updated information and supplements the definitive proxy statement dated November 27, 2024 (the “Proxy Statement”) filed on Schedule 14A by Amesite Inc. (the “Company”) in connection with the Company’s Annual Meeting of Stockholders to be held January 21, 2025 at 8:45 a.m. Eastern Time (the “Annual Meeting”).

This Supplement is being filed with the Securities and Exchange Commission and is being made available to the stockholders of the Company on or about January 2, 2025. Except as described in this Supplement, the information in the Proxy Statement continues to apply. To the extent the information in this Supplement differs from, or updates or conflicts with, information in the Proxy Statement, stockholders should rely on the information in this Supplement. The Proxy Statement contains important additional information. This Supplement should be read only in conjunction with the Proxy Statement. If you need another copy of the Proxy Statement, please contact the Company’s transfer agent, Continental Stock Transfer & Trust Company, at 646.532.9036. The Proxy Statement is also available at: https://ir.amesite.com/sec-filings.

Supplemental Information

On December 23, 2024, Mr. Richard Ogawa and Mr. Anthony Barkett resigned from their positions as members of the Board of Directors. Mr. Ogawa will therefore not be a nominee for director at the Company’s Annual Meeting of Stockholders, and accordingly:

●	all references to Mr. Ogawa and Mr. Barkett as directors, and as a director nominee in the case of Mr. Ogawa, in the Proxy Statement should be disregarded; and

●	there will be one (1) nominee for Class I director to be voted on at the Annual Meeting and all references to two (2) nominees for Class I director should be deemed to be replaced with one (1) nominee for Class I director.

An updated proxy card for the Annual Meeting will not be provided. All proxies and voting instructions for Mr. Ogawa’s election to the Board of Directors will be disregarded. Proxies or ballots assigning votes to Mr. Ogawa will have those votes disregarded. As indicated on the form of proxy card, if no direction is given, the voting power granted to the named proxy includes the power to vote in the election of directors if deemed necessary or appropriate by the proxy. Such votes will in that case be cast for the sole remaining nominee for Class I director at the Company’s Annual Meeting of Stockholders.

If you have already submitted a proxy card, the person named as proxy therein will vote your shares as indicated on the proxy card that you submitted. None of the other agenda items presented in the Proxy Statement are affected by this Supplement. The shares represented by proxy cards returned or voting instructions submitted before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the proxy card or pursuant to the voting instructions.